UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2005

THE STEAK n SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36 South Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code		(317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 21, 2005, the Registrant’s wholly owned subsidiary, Steak n Shake Operations, Inc., ("SNS Operations"), entered into a Multiple Uniform Franchise Agreement (the "Franchise Agreement") (attached as exhibit 10.1), a "Contract for the Sale and Use of Real Estate" (attached as Exhibit 10.2) and a "Personal Property Sales Agreement"(attached as Exhibit 10.3) with Reinwald Enterpises Emory, LLC, and Reinwald Enterprises Wild Geese, LLC, both of which are Indiana Limited Liability Companies (collectively "Franchisee"). Gary T. Reinwald, Executive Vice President of the Registrant, is a member of both Limited Liability Companies, and holds the majority of the equity in Franchisee. The closing of the transactions is scheduled to occur on September 27, 2005.

     Under the Franchise Agreement, Franchisee will operate two existing restaurants, which are currently operated by SNS Operations. The properties are both located in the Knoxville, Tennessee DMA. Under the Contract for the Sale and Use of Real Estate, SNS Operations will transfer its ownership and leasehold rights in the restaurants to Franchisee. Under the Personal Property and Sales Agreement, SNS Operations will transfer ownership of all personal property located in the restaurants to Franchisee.

     The aggregate consideration to be paid by Franchisee for the Agreements equals $1,800,000. Following the transaction, Franchisee will pay routine continuing franchise, royalty and other fees.

     Copies of the Agreements are filed as exhibits to this report and are incorporated by reference in this form.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    10.1 Multiple Uniform Franchise Agreement

    10.2 Contract for the Sale and Use of Real Estate

    10.3 Personal Property and Sales Agreement

            10.4 Assignment and Assumption Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THE STEAK n SHAKE COMPANY

                                                                  By:    /s/ Jeffrey A. Blade

                                                                                  Jeffrey A. Blade,

                                                                                  Senior Vice President and Chief Financial Officer

                                                                                  Dated: September 26, 2005